                        ALTERNATIVE LOAN TRUST 2006-11CB

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                           $763,457,959 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                              DATED MARCH 30, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-11CB
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                    INITIAL CLASS                                           INITIAL CLASS
                     CERTIFICATE                                             CERTIFICATE
              BALANCE/INITIAL NOTIONAL   PASS-THROUGH                 BALANCE/INITIAL NOTIONAL   PASS-THROUGH
                      AMOUNT(1)             RATE(2)                           AMOUNT(1)             RATE(2)
              ------------------------   ------------                 ------------------------   ------------
Class 1-A-1        $ 45,796,000              6.00%      Class 2-X          $138,275,703(3)         Variable
Class 1-A-2        $ 27,754,000              6.00%      Class 3-A-1        $191,593,000              6.50%
Class 1-A-3        $  5,500,000              6.00%      Class 3-X          $191,783,937(3)         Variable
Class 1-A-4        $  5,000,000              6.00%      Class PO           $    468,659                  (4)
Class 1-A-5        $ 10,000,000              6.00%      Class A-R          $        100              6.00%
Class 1-A-6        $302,570,000              6.00%      Class M            $ 21,282,900            Variable
Class 1-X          $413,526,250(3)         Variable     Class B-1          $  8,513,000            Variable
Class 2-A-1        $139,176,000              6.25%      Class B-2          $  5,804,300            Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates referred to in this free writing prospectus are listed, together with their pass-through rates and their initial ratings, in the tables under "Summary -- Description of the Certificates" beginning on page S-6 of this free writing prospectus.

(3) The Class 1-X, Class 2-X and Class 3-X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates referred to in this free writing prospectus.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-11CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of March 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about March 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of three loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance           $421,949,007
Geographic Concentrations in excess of 10%:
   California                                        18.83%
   Florida                                           11.28%
Weighted Average Original LTV Ratio                  74.14%
Weighted Average Mortgage Rate                       6.772%
Range of Mortgage Rates                              5.375% to 7.750%
Average Current Principal Balance             $    204,631
Range of Current Principal Balances           $     24,520 to $600,000
Weighted Average Remaining Term to Maturity            359 months
Weighted Average FICO Credit Score                     708

LOAN GROUP 2

Aggregate Current Principal Balance           $147,996,558
Geographic Concentrations in excess of 10%:
   California                                        15.65%
   Florida                                           13.35%
Weighted Average Original LTV Ratio                  75.17%
Weighted Average Mortgage Rate                       6.979%
Range of Mortgage Rates                              6.500% to 7.625%
Average Current Principal Balance             $    217,642
Range of Current Principal Balances           $     35,000 to $720,000
Weighted Average Remaining Term to Maturity            359
Weighted Average FICO Credit Score                     707

LOAN GROUP 3

Aggregate Current Principal Balance           $203,960,205
Geographic Concentrations in excess of 10%:
   Florida                                           14.64%
Weighted Average Original LTV Ratio                  77.57%
Weighted Average Mortgage Rate                       7.316%
Range of Mortgage Rates                              5.125% to 10.000%
Average Current Principal Balance             $    191,332
Range of Current Principal Balances           $     16,500 to $616,000
Weighted Average Remaining Term to Maturity            358
Weighted Average FICO Credit Score                     700

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue nineteen classes of certificates, sixteen of which are offered by this free writing prospectus and the accompanying prospectus:

                                 INITIAL CLASS
                                  CERTIFICATE
                              BALANCE / INITIAL                                            INITIAL RATING   INITIAL RATING
       CLASS                  NOTIONAL AMOUNT(1)                    TYPE                      (FITCH) (2)     (MOODY'S) (2)
---------------------------   ------------------   --------------------------------------   --------------   --------------
OFFERED CERTIFICATES
Class 1-A-1                      $ 45,796,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 1-A-2                      $ 27,754,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 1-A-3                      $  5,500,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 1-A-4                      $  5,000,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 1-A-5                      $ 10,000,000        Senior/Fixed Pass-Through Rate/NAS           AAA              Aaa
Class 1-A-6                      $302,570,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 1-X                        $413,526,250          Senior/Notional Amount/Interest            AAA              Aaa
                                                       Only/Variable Pass-Through Rate
Class 2-A-1                      $139,176,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 2-X                        $138,275,703          Senior/Notional Amount/Interest            AAA              Aaa
                                                       Only/Variable Pass-Through Rate
Class 3-A-1                      $191,593,000          Senior/Fixed Pass-Through Rate             AAA              Aaa
Class 3-X                        $191,783,937          Senior/Notional Amount/Interest            AAA              Aaa
                                                       Only/Variable Pass-Through Rate
Class PO                         $    468,659          Senior/Principal Only/Component            AAA              Aaa
Class A-R                        $        100                  Senior/Residual                    AAA              Aaa
Class M                          $ 21,282,900      Subordinate/Variable Pass-Through Rate         AA               N/R
Class B-1                        $  8,513,000      Subordinate/Variable Pass-Through Rate          A               N/R
Class B-2                        $  5,804,300      Subordinate/Variable Pass-Through Rate         BBB              N/R

NON-OFFERED CERTIFICATES(3)

Class B-3                        $  4,256,500      Subordinate/Variable Pass-Through Rate

                                 INITIAL CLASS
                                  CERTIFICATE
                              BALANCE / INITIAL                                            INITIAL RATING   INITIAL RATING
          CLASS               NOTIONAL AMOUNT(1)                    TYPE                      (FITCH) (2)     (MOODY'S) (2)
---------------------------   ------------------   --------------------------------------   --------------   --------------
Class B-4                        $  3,482,600      Subordinate/Variable Pass-Through Rate
Class B-5                        $  2,708,709      Subordinate/Variable Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                  INTEREST
                   PASS-                           ACCRUAL
    CLASS      THROUGH RATE   ACCRUAL PERIOD     CONVENTION
    -----      ------------   --------------     ----------
OFFERED
CERTIFICATES
Class 1-A-1       6.00%       calendar month(1)  30/360(2)
Class 1-A-2       6.00%       calendar month(1)  30/360(2)
Class 1-A-3       6.00%       calendar month(1)  30/360(2)
Class 1-A-4       6.00%       calendar month(1)  30/360(2)
Class 1-A-5       6.00%       calendar month(1)  30/360(2)
Class 1-A-6       6.00%       calendar month(1)  30/360(2)
Class 2-A-1       6.25%       calendar month(1)  30/360(2)
Class 3-A-1       6.50%       calendar month(1)  30/360(2)
Class 1-X             (3)     calendar month(1)  30/360(2)
Class 2-X             (4)     calendar month(1)  30/360(2)
Class 3-X             (5)     calendar month(1)  30/360(2)
Class A-R         6.00%       calendar month(1)  30/360(2)
Class PO              (6)     N/A                N/A
Class M               (7)     calendar month(1)  30/360(2)
Class B-1             (7)     calendar month(1)  30/360(2)
Class B-2             (7)     calendar month(1)  30/360(2)
NON-OFFERED
CERTIFICATES
Class B-3             (7)     calendar month(1)  30/360(2)
Class B-4             (7)     calendar month(1)  30/360(2)
Class B-5             (7)     calendar month(1)  30/360(2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(4) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.25%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(5) The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 3, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.50%.

(6) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest.

(7) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date;

     - 6.25% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date; and

     - 6.50% multiplied by the excess of the loan group 3 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 3 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION           CLASSES/COMPONENTS OF CERTIFICATES
         -----------           ----------------------------------
 Group 1 Senior Certificates     Class 1-A-1, Class 1-A-2, Class
                                    1-A-3, Class 1-A-4, Class
                                  1-A-5, Class 1-A-6, Class 1-X
                                 and Class A-R Certificates and
                                      Class PO-1 Component

 Group 2 Senior Certificates        Class 2-A-1 and Class 2-X
                                   Certificates and Class PO-2
                                            Component

 Group 3 Senior Certificates        Class 3-A-1 and Class 3-X
                                   Certificates and Class PO-3
                                            Component

  Senior Certificate Group         Each of the Group 1 Senior
                                  Certificates, Group 2 Senior
                                 Certificates and Group 3 Senior
                                          Certificates

     Senior Certificates          Group 1 Senior Certificates,
                                 Group 2 Senior Certificates and
                                   Group 3 Senior Certificates

  Subordinated Certificates            Class M and Class B
                                          Certificates

    Class X Certificates            Class 1-X, Class 2-X and
                                     Class 3-X Certificates

    Class PO Certificates          Class PO-1, Class PO-2 and
                                      Class PO-3 Components

    Class B Certificates              Class B-1, Class B-2,
                                    Class B-3, Class B-4 and
                                     Class B-5 Certificates

Notional Amount Certificates          Class X Certificates

    Offered Certificates          Senior Certificates, Class M,
                                     Class B-1 and Class B-2
                                          Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-4 and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class 1-A-4 Certificates

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown under "Description of the Certificates" above.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1, loan group 2 and loan group 3 are 6.00%, 6.25% and 6.50%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1, loan group 2 and loan group 3 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates( other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

(2) concurrently:

     a. 76.2871262165% to the Class 1-A-6 Certificates, until its class certificate balance is reduced to zero, and

     b. 23.7128737835%, in the following order of priority:

          (i) to the Class 1-A-5 Certificates, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

          (ii) concurrently:

               (A) 57.9329538267% to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero, and

               (B) 42.0670461733%, sequentially, to the Class 1-A-2 and Class

               1-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero;

          (iii) to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero; and

          (iv) to the Class 1-A-5 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

(1) to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

(1) to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying

REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                                                         WEIGHTED
                                                                                                 WEIGHTED     WEIGHTED   AVERAGE
                                                                PERCENT OF       AVERAGE          AVERAGE      AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE         MORTGAGE       PRINCIPAL     REMAINING TERM    FICO      LOAN-
                                 MORTGAGE  PRINCIPAL BALANCE  LOANS IN LOAN      BALANCE        TO MATURITY    CREDIT    TO-VALUE
MORTGAGE RATES (%)                LOANS       OUTSTANDING        GROUP 1     OUTSTANDING ($)     (MONTHS)       SCORE   RATIO (%)
------------------              ---------  -----------------  -------------  ---------------  --------------  --------  ---------
5.375 ....................            1     $    141,685.83        0.03%        141,685.83          356          781      79.78
5.500 ....................            1          190,791.43        0.05         190,791.43          355          660      77.03
5.625 ....................            1          154,919.23        0.04         154,919.23          349          770      80.00
5.750 ....................            2          721,232.02        0.17         360,616.01          344          710      66.25
5.875 ....................            5        1,017,848.66        0.24         203,569.73          354          748      77.06
6.000 ....................            1          132,530.34        0.03         132,530.34          355          734      90.00
6.125 ....................            5          975,748.11        0.23         195,149.62          356          729      82.16
6.240 ....................            1          135,000.00        0.03         135,000.00          360          718      90.00
6.250 ....................           19        4,683,001.14        1.11         246,473.74          354          699      66.76
6.255 ....................            1          270,000.00        0.06         270,000.00          358          632      90.00
6.270 ....................            1           64,500.00        0.02          64,500.00          360          655      88.36
6.295 ....................            2          537,200.00        0.13         268,600.00          360          688      91.99
6.375 ....................           56       13,630,546.39        3.23         243,402.61          357          712      75.43
6.385 ....................            1          167,400.00        0.04         167,400.00          360          729      90.00
6.420 ....................            1          221,568.23        0.05         221,568.23          359          710      94.36
6.460 ....................            1          119,700.00        0.03         119,700.00          360          714      90.00
6.470 ....................            1          346,500.00        0.08         346,500.00          360          765      86.63
6.485 ....................            1          170,000.00        0.04         170,000.00          360          671      84.16
6.495 ....................            1          385,000.00        0.09         385,000.00          360          727      89.12
6.500 ....................           63       14,902,016.19        3.53         236,539.94          358          703      72.01
6.530 ....................            3          799,400.00        0.19         266,466.67          360          687      89.92
6.545 ....................            2          342,000.00        0.08         171,000.00          360          723      91.00
6.560 ....................            2          387,850.00        0.09         193,925.00          360          696      89.99
6.580 ....................            2          693,950.00        0.16         346,975.00          360          720      87.29
6.625 ....................           81       16,431,687.45        3.89         202,860.34          360          701      75.30
6.630 ....................            2          440,800.00        0.10         220,400.00          360          759      95.00
6.655 ....................            1          197,000.00        0.05         197,000.00          360          676      87.56
6.660 ....................            1           88,807.15        0.02          88,807.15          359          661      88.00
6.670 ....................            1          186,500.00        0.04         186,500.00          360          718      94.19
6.675 ....................            1          231,400.00        0.05         231,400.00          360          735      89.00
6.680 ....................            2          175,332.21        0.04          87,666.11          360          649      88.19
6.705 ....................            1          280,500.00        0.07         280,500.00          360          739      85.00

                                                                                                                         WEIGHTED
                                                                                                 WEIGHTED     WEIGHTED   AVERAGE
                                                                PERCENT OF       AVERAGE          AVERAGE      AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE         MORTGAGE       PRINCIPAL     REMAINING TERM    FICO      LOAN-
                                 MORTGAGE  PRINCIPAL BALANCE  LOANS IN LOAN      BALANCE        TO MATURITY    CREDIT    TO-VALUE
MORTGAGE RATES (%)                LOANS       OUTSTANDING        GROUP 1     OUTSTANDING ($)     (MONTHS)       SCORE   RATIO (%)
------------------              ---------  -----------------  -------------  ---------------  --------------  --------  ---------
6.710 ....................            1          182,296.71        0.04         182,296.71          357          637      84.61
6.740 ....................            1          139,490.00        0.03         139,490.00          360          697      90.00
6.745 ....................            1          158,500.00        0.04         158,500.00          360          682      83.42
6.750 ....................          922      182,761,991.30       43.31         198,223.42          359          711      73.26
6.780 ....................            1          158,400.00        0.04         158,400.00          360          666      90.00
6.845 ....................            1          270,000.00        0.06         270,000.00          360          715      84.38
6.875 ....................          843      174,526,086.65       41.36         207,029.76          359          706      74.50
6.920 ....................            1           73,150.00        0.02          73,150.00          360          626      95.00
7.000 ....................           13        2,104,850.56        0.50         161,911.58          353          703      78.23
7.050 ....................            1           65,500.00        0.02          65,500.00          360          793      86.18
7.125 ....................            6          708,427.81        0.17         118,071.30          359          767      70.74
7.130 ....................            1          213,294.48        0.05         213,294.48          357          644      95.00
7.250 ....................            2          374,278.49        0.09         187,139.25          358          705      77.18
7.375 ....................            1           69,100.00        0.02          69,100.00          360          762      79.43
7.400 ....................            1          245,226.96        0.06         245,226.96          358          629      80.00
7.500 ....................            1          259,000.00        0.06         259,000.00          359          681      48.41
7.625 ....................            1          417,000.00        0.10         417,000.00          359          651      77.94
                                  -----     ---------------      ------
   TOTAL .................        2,062     $421,949,007.34      100.00%
                                  =====     ===============      ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.764% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.772% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                WEIGHTED             WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF                        NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      LOAN-
CURRENT MORTGAGE                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT    TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  -----------  --------  ---------  --------  ---------
0 - 50,000 ...................       28    $  1,161,431.61      0.28%     41,479.70    6.781      354        728      44.86
50,000.01 - 100,000.00 .......      212      17,727,892.10      4.20      83,622.13    6.806      355        721      68.26
100,000.01 - 150,000.00 ......      465      59,116,200.21     14.01     127,131.61    6.786      359        710      73.19
150,000.01 - 200,000.00 ......      432      75,510,843.28     17.90     174,793.62    6.770      359        708      73.79
200,000.01 - 250,000.00 ......      332      74,288,358.45     17.61     223,760.12    6.761      359        710      75.00
250,000.01 - 300,000.00 ......      233      64,192,357.19     15.21     275,503.68    6.766      360        705      76.20
300,000.01 - 350,000.00 ......      178      57,837,637.50     13.71     324,930.55    6.778      359        710      75.44
350,000.01 - 400,000.00 ......      119      44,900,049.59     10.64     377,311.34    6.763      360        702      74.29
400,000.01 - 450,000.00 ......       49      20,359,280.34      4.83     415,495.52    6.765      360        709      73.45
450,000.01 - 500,000.00 ......       10       4,653,460.90      1.10     465,346.09    6.838      360        688      74.42
500,000.01 - 550,000.00 ......        3       1,601,496.17      0.38     533,832.06    6.627      360        693      52.60
550,000.01 - 600,000.00 ......        1         600,000.00      0.14     600,000.00    6.875      359        790      57.14
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $204,631.

                              FICO CREDIT SCORES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
RANGE OF                        MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING      GROUP 1       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------------              --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
619 and Below ................       13   $  2,957,979.46      0.70%    227,536.88    6.735      360        605        62.94
620-639 ......................      134     27,835,239.53      6.60     207,725.67    6.808      359        630        68.95
640-659 ......................      158     32,826,615.93      7.78     207,763.39    6.786      359        650        69.73
660-679 ......................      284     57,810,900.74     13.70     203,559.51    6.791      359        669        74.02
680-699 ......................      315     69,308,641.82     16.43     220,027.43    6.732      359        689        75.24
700-719 ......................      325     67,218,832.20     15.93     206,827.18    6.785      359        709        76.35
720 and Above ................      830    163,325,950.36     38.71     196,778.25    6.768      359        756        74.78
Not Scored ...................        3        664,847.30      0.16     221,615.77    6.952      358          0        74.98
                                  -----   ---------------    ------
   TOTAL .....................    2,062   $421,949,007.34    100.00%
                                  =====   ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 708.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING      GROUP 1       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
---------------                 --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
CLUES ........................        8   $  1,728,570.83      0.41%    216,071.35     6.665     359        677        73.29
Full/Alternative .............      378     71,043,055.42     16.84     187,944.59     6.686     358        693        77.92
No Income/No Assets ..........      191     34,265,276.54      8.12     179,399.35     6.810     359        708        62.51
Preferred ....................      226     45,906,573.67     10.88     203,126.43     6.738     358        744        72.79
Reduced ......................    1,249    266,159,253.96     63.08     213,097.88     6.796     359        706        74.90
Stated Income/Stated Assets ..       10      2,846,276.92      0.67     284,627.69     6.839     359        690        71.43
                                  -----   ---------------    ------
   TOTAL .....................    2,062   $421,949,007.34    100.00%
                                  =====   ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING      GROUP 1       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
50.00 or Less ................      204   $ 32,800,415.69      7.77%    160,786.35    6.761      358        708        39.69
50.01 to 55.00 ...............       64     12,786,531.48      3.03     199,789.55    6.722      358        688        52.66
55.01 to 60.00 ...............       63     14,240,778.02      3.37     226,044.10    6.793      360        708        57.75
60.01 to 65.00 ...............       86     19,481,892.77      4.62     226,533.64    6.766      360        696        62.87
65.01 to 70.00 ...............      108     23,268,652.04      5.51     215,450.48    6.772      359        696        68.17
70.01 to 75.00 ...............      136     32,008,649.74      7.59     235,357.72    6.784      359        684        73.60
75.01 to 80.00 ...............    1,232    250,942,642.28     59.47     203,687.21    6.769      359        714        79.77
80.01 to 85.00 ...............       14      2,832,268.54      0.67     202,304.90    6.872      355        692        84.24
85.01 to 90.00 ...............       99     21,681,899.03      5.14     219,009.08    6.778      359        707        89.41
90.01 to 95.00 ...............       56     11,905,277.75      2.82     212,594.25    6.849      358        723        94.51
                                  -----   ---------------    ------
   TOTAL .....................    2,062   $421,949,007.34    100.00%
                                  =====   ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 74.14%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING      GROUP 1       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-----                           --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Arizona ......................      127   $ 24,157,618.24      5.73%    190,217.47    6.800      359        709        76.15
California ...................      289     79,467,339.98     18.83     274,973.49    6.775      359        706        69.76
Colorado .....................       59     11,780,821.76      2.79     199,674.95    6.687      359        705        75.88
Florida ......................      237     47,602,230.19     11.28     200,853.29    6.792      359        707        75.56
Illinois .....................       96     22,008,599.69      5.22     229,256.25    6.792      360        700        76.21
Maryland .....................       37      9,804,649.04      2.32     264,990.51    6.731      360        717        75.61
Massachusetts ................       41     10,164,300.32      2.41     247,909.76    6.784      359        700        71.72
Michigan .....................       55      8,537,392.85      2.02     155,225.32    6.778      360        718        78.21
Nevada .......................       85     19,775,659.83      4.69     232,654.82    6.788      359        714        78.05
New Jersey ...................       66     15,847,677.77      3.76     240,116.33    6.808      359        702        71.18
New York .....................       67     19,776,102.37      4.69     295,165.71    6.805      360        686        65.62
Texas ........................      175     24,128,770.55      5.72     137,878.69    6.749      358        721        79.16
Virginia .....................       50     10,487,236.93      2.49     209,744.74    6.694      359        713        70.72
Washington ...................       63     12,770,520.79      3.03     202,706.68    6.750      360        714        77.04
Other (less than 2%) .........      615    105,640,087.03     25.04     171,772.50    6.764      359        711        75.63
                                  -----   ---------------    ------
   TOTAL .....................    2,062   $421,949,007.34    100.00%
                                  =====   ===============    ======

----------
(1) The Other row in the preceding table includes 35 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.542% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (Cash-Out) .........      616    $129,147,724.18     30.61%    209,655.40    6.780      359        687        66.06
Purchase .....................    1,196     241,335,879.78     57.20     201,785.85    6.775      359        721        78.73
Refinance (Rate/Term) ........      250      51,465,403.38     12.20     205,861.61    6.741      358        702        72.91
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2 - 4 Family Residence .......      115    $ 28,505,054.34      6.76%    247,870.04    6.815      359        704        68.46
Cooperative ..................        1          89,000.00      0.02      89,000.00    6.750      360        648        39.18
High-Rise Condominium ........       21       5,119,510.57      1.21     243,786.22    6.776      360        708        76.51
Low-Rise Condominium .........      186      33,797,105.20      8.01     181,704.87    6.797      360        726        75.94
Planned Unit Development .....      527     109,327,237.12     25.91     207,452.06    6.768      359        714        76.87
Single Family Residence ......    1,212     245,111,100.11     58.09     202,236.88    6.766      359        703        73.30
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property ..........      230    $ 36,426,515.16      8.63%    158,376.15    6.794      359        729        73.73
Primary Residence ............    1,721     361,599,260.76     85.70     210,109.97    6.767      359        705        74.18
Secondary Residence ..........      111      23,923,231.42      5.67     215,524.61    6.817      359        722        74.22
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                            PERCENT OF    AVERAGE              WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM                   MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)    SCORE     RATIO (%)
--------------------            ---------  ---------------  ----------  -----------  --------  --------  -------------
360 ..........................    1,469    $302,204,548.29     71.62%    205,721.27    6.776      708        74.01
359 ..........................      368      78,451,503.84     18.59     213,183.43    6.786      703        73.24
358 ..........................       98      18,138,817.61      4.30     185,089.98    6.800      723        74.19
357 ..........................       56      10,795,509.82      2.56     192,776.96    6.808      716        79.67
356 ..........................       28       5,322,541.85      1.26     190,090.78    6.543      704        79.23
355 ..........................       10       1,628,296.79      0.39     162,829.68    6.538      698        78.48
354 ..........................        9       1,742,858.16      0.41     193,650.91    6.312      701        80.66
353 ..........................        3         552,905.04      0.13     184,301.68    6.765      664        89.60
352 ..........................        3         699,972.80      0.17     233,324.27    6.565      666        81.37
349 ..........................        1         154,919.23      0.04     154,919.23    5.625      770        80.00
342 ..........................        1          49,224.38      0.01      49,224.38    7.000      809        11.11
330 ..........................        1         346,232.02      0.08     346,232.02    5.750      781        79.98
311 ..........................        1         303,079.29      0.07     303,079.29    6.875      772        95.00
300 ..........................        1         243,750.00      0.06     243,750.00    6.750      653        75.00
299 ..........................        1          82,394.06      0.02      82,394.06    6.750      691        44.35
260 ..........................        1          86,849.34      0.02      86,849.34    7.000      634        85.00
240 ..........................        6         561,150.00      0.13      93,525.00    6.507      728        58.34
239 ..........................        3         358,283.42      0.08     119,427.81    6.718      714        61.48
238 ..........................        1         138,647.59      0.03     138,647.59    6.750      683        80.00
232 ..........................        1          87,523.81      0.02      87,523.81    6.250      701        42.45
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                    WEIGHTED            WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------------------   ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
N/A ..........................    1,236    $230,384,334.47     54.60%      186,395.09      6.766      359        706      72.30
120 ..........................      812     188,245,552.89     44.61       231,829.50      6.786      360        710      76.49
180 ..........................       14       3,319,119.98      0.79       237,080.00      6.420      358        716      68.23
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                    WEIGHTED            WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
N/A ..........................    1,889    $390,238,892.76     92.48%      206,584.91      6.768      359        709      74.14
6 ............................        5       1,278,672.93      0.30       255,734.59      6.642      358        710      53.19
9 ............................        1         152,776.27      0.04       152,776.27      6.125      358        772      76.54
12 ...........................       22       4,983,772.89      1.18       226,535.13      6.728      356        676      82.35
36 ...........................       32       5,921,458.72      1.40       185,045.59      6.951      356        685      70.58
60 ...........................      113      19,373,433.77      4.59       171,446.32      6.821      360        712      74.50
                                  -----    ---------------    ------
   TOTAL .....................    2,062    $421,949,007.34    100.00%
                                  =====    ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                               WEIGHTED              WEIGHTED
                                                               PERCENT OF                      AVERAGE    WEIGHTED    AVERAGE
                                                AGGREGATE       MORTGAGE        AVERAGE       REMAINING    AVERAGE   ORIGINAL
                                 NUMBER OF      PRINCIPAL       LOANS IN       PRINCIPAL       TERM TO      FICO     LOAN-TO-
                                  MORTGAGE       BALANCE          LOAN          BALANCE        MATURITY    CREDIT      VALUE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING       GROUP 2    OUTSTANDING ($)    (MONTHS)     SCORE    RATIO (%)
------------------               ---------   ---------------   ----------   ---------------   ---------   --------   ---------
6.495 ........................        1      $    204,389.00       0.14%       204,389.00        360         696       90.00
6.500 ........................       32         9,093,464.93       6.14        284,170.78        353         704       68.25
6.505 ........................        2           423,000.00       0.29        211,500.00        360         713       90.00
6.615 ........................        1           208,800.00       0.14        208,800.00        360         739       90.00
6.620 ........................        1           288,000.00       0.19        288,000.00        360         684       90.00
6.625 ........................       25         6,472,861.77       4.37        258,914.47        360         711       68.44
6.630 ........................        3           827,950.00       0.56        275,983.33        360         718       93.51
6.635 ........................        1           265,905.00       0.18        265,905.00        356         757       95.00
6.660 ........................        1           149,400.00       0.10        149,400.00        360         630       86.86
6.670 ........................        1           175,100.00       0.12        175,100.00        360         729       86.68
6.675 ........................        1           144,000.00       0.10        144,000.00        360         756       87.27
6.750 ........................        1           175,000.00       0.12        175,000.00        360         612       41.67
6.800 ........................        1           153,000.00       0.10        153,000.00        360         717       90.00
6.975 ........................        1           145,694.48       0.10        145,694.48        359         737       90.00
6.990 ........................        1           296,200.00       0.20        296,200.00        360         702       77.95
7.000 ........................      470        99,450,382.10      67.20        211,596.56        360         709       75.69
7.125 ........................      137        29,523,410.22      19.95        215,499.34        360         701       75.62
                                    ---      ---------------     ------
   TOTAL .....................      680      $147,996,557.50     100.00%
                                    ===      ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.970% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.979% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                    WEIGHTED            WEIGHTED
                                                            PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF                        NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
CURRENT MORTGAGE                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
         0 - 50,000 ..........       2     $     73,400.00      0.05%       36,700.00      7.000      360        759      56.36
 50,000.01 - 100,000.00 ......      48        4,100,584.05      2.77        85,428.83      7.024      358        710      69.67
100,000.01 - 150,000.00 ......     136       17,100,632.03     11.55       125,739.94      7.030      359        708      75.39
150,000.01 - 200,000.00 ......     136       23,792,886.74     16.08       174,947.70      7.020      360        699      75.17
200,000.01 - 250,000.00 ......     137       30,661,840.51     20.72       223,809.05      6.937      360        704      74.12
250,000.01 - 300,000.00 ......      95       26,145,266.75     17.67       275,213.33      6.971      358        704      76.83
300,000.01 - 350,000.00 ......      62       20,069,616.34     13.56       323,703.49      6.981      360        716      78.63
350,000.01 - 400,000.00 ......      43       16,312,531.08     11.02       379,361.19      6.963      360        708      72.68
400,000.01 - 450,000.00 ......      14        5,814,050.00      3.93       415,289.29      6.883      360        730      74.96
450,000.01 - 500,000.00 ......       2          952,000.00      0.64       476,000.00      7.000      360        718      80.00
500,000.01 - 550,000.00 ......       2        1,035,000.00      0.70       517,500.00      7.061      360        755      70.03
550,000.01 - 600,000.00 ......       1          600,000.00      0.41       600,000.00      7.125      360        710      40.68
600,000.01 - 650,000.00 ......       1          618,750.00      0.42       618,750.00      7.125      360        682      75.00
650,000.01 - 700,000.00 ......       1          720,000.00      0.49       720,000.00      7.000      360        647      80.00
                                   ---     ---------------    ------
   TOTAL .....................     680     $147,996,557.50    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $217,642.

                              FICO CREDIT SCORES(1)

                                                                                                WEIGHTED
                                                     PERCENT OF                                 AVERAGE    WEIGHTED      WEIGHTED
                                                      MORTGAGE        AVERAGE       WEIGHTED   REMAINING    AVERAGE       AVERAGE
                     NUMBER OF       AGGREGATE        LOANS IN       PRINCIPAL       AVERAGE    TERM TO      FICO        ORIGINAL
RANGE OF              MORTGAGE   PRINCIPAL BALANCE      LOAN          BALANCE       MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
FICO CREDIT SCORES     LOANS        OUTSTANDING        GROUP 2    OUTSTANDING ($)   RATE (%)    (MONTHS)     SCORE       RATIO (%)
------------------   ---------   -----------------   ----------   ---------------   --------   ---------   --------   --------------
619 and Below.....        6       $  1,249,448.48        0.84%       208,241.41       6.816       358         611          62.24
620-639...........       46          8,657,242.49        5.85        188,200.92       7.013       359         630          69.55
640-659...........       45         10,685,958.98        7.22        237,465.76       7.030       360         650          71.42
660-679...........       89         18,543,623.35       12.53        208,355.32       7.004       360         670          73.81
680-699...........      135         29,987,853.64       20.26        222,132.25       6.919       360         689          75.53
700-719...........      113         25,300,602.35       17.10        223,899.14       7.002       358         709          77.15
720 and Above.....      246         53,571,828.21       36.20        217,771.66       6.982       360         755          76.48
                        ---       ---------------      ------
   TOTAL..........      680       $147,996,557.50      100.00%
                        ===       ===============      ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 707.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                             WEIGHTED
                                                     PERCENT OF                              AVERAGE   WEIGHTED     WEIGHTED
                                                      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                       NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                        MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM          LOANS       OUTSTANDING       GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------        ---------  -----------------  ----------  ---------------  --------  ---------  --------  -------------
Full/Alternative.....     117      $ 24,345,722.16      16.45%      208,083.10      6.909      358        706        74.82
No Income/No Assets..      73        15,152,461.05      10.24       207,567.96      7.012      360        708        66.02
Preferred............      52        11,909,053.72       8.05       229,020.26      6.930      358        733        75.98
Reduced..............     436        96,042,988.61      64.90       220,282.08      6.997      360        704        76.64
Stated Income/
   Stated Assets.....       2           546,331.96       0.37       273,165.98      7.078      360        661        69.66
                          ---      ---------------     ------
   TOTAL.............     680      $147,996,557.50     100.00%
                          ===      ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED
                                                        PERCENT OF                              AVERAGE   WEIGHTED     WEIGHTED
                                                         MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE      AVERAGE
                          NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL          MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)    LOANS       OUTSTANDING       GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE      RATIO (%)
------------------------  ---------  -----------------  ----------  ---------------  --------  ---------  --------  --------------
50.00 or Less...........      58      $ 11,276,789.54       7.62%      194,427.41      6.887      357        697         39.86
50.01 to 55.00..........      17         3,299,067.00       2.23       194,062.76      6.953      360        695         53.52
55.01 to 60.00..........      18         4,499,111.00       3.04       249,950.61      6.976      360        712         58.13
60.01 to 65.00..........      23         5,052,997.54       3.41       219,695.55      6.869      360        697         62.81
65.01 to 70.00..........      27         5,980,940.72       4.04       221,516.32      7.012      359        693         68.40
70.01 to 75.00..........      59        14,136,104.30       9.55       239,594.99      7.005      360        682         74.17
75.01 to 80.00..........     403        87,807,735.65      59.33       217,885.20      6.988      359        713         79.79
80.01 to 85.00..........       2           577,500.00       0.39       288,750.00      7.000      360        710         84.93
85.01 to 90.00..........      49         9,492,285.56       6.41       193,720.11      6.981      359        709         89.68
90.01 to 95.00..........      24         5,874,026.19       3.97       244,751.09      7.035      359        724         94.75
                             ---      ---------------     ------
   TOTAL................     680      $147,996,557.50     100.00%
                             ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 75.17%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Arizona ......................      60     $ 12,930,364.54      8.74%    215,506.08    7.009      360        706        75.61
California ...................      81       23,163,036.31     15.65     285,963.41    6.942      358        704        70.02
Colorado .....................      21        4,355,109.63      2.94     207,386.17    7.027      359        729        76.65
Florida ......................      96       19,763,889.54     13.35     205,873.85    7.009      360        707        76.07
Illinois .....................      46       10,681,714.90      7.22     232,211.19    6.986      360        709        77.64
Maryland .....................      18        4,636,872.00      3.13     257,604.00    6.979      360        721        72.58
Michigan .....................      13        2,971,280.00      2.01     228,560.00    6.909      360        689        75.62
Nevada .......................      23        5,361,364.20      3.62     233,102.79    6.985      359        726        78.62
New Jersey ...................      29        7,669,863.97      5.18     264,478.07    6.961      360        702        73.27
New York .....................      11        3,670,800.00      2.48     333,709.09    7.037      360        706        71.89
Oregon .......................      19        3,687,647.00      2.49     194,086.68    7.007      360        716        78.17
Texas ........................      46        6,367,842.26      4.30     138,431.35    7.026      359        706        78.91
Virginia .....................      19        3,855,831.29      2.61     202,938.49    6.989      360        731        75.18
Washington ...................      23        5,901,462.16      3.99     256,585.31    6.975      360        705        76.50
Other (less than 2%) .........     175       32,979,479.70     22.28     188,454.17    6.959      359        702        76.38
                                   ---     ---------------    ------
   TOTAL .....................     680     $147,996,557.50    100.00%
                                   ===     ===============    ======

----------
(1) The Other row in the preceding table includes 29 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.623% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                    ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (Cash-Out) .........     172     $ 39,363,293.69     26.60%    228,856.36    6.987      359        683        64.55
Purchase .....................     435       92,568,119.26     62.55     212,800.27    6.996      360        718        80.09
Refinance (Rate/Term) ........      73       16,065,144.55     10.86     220,070.47    6.865      359        705        72.88
                                   ---     ---------------    ------
   TOTAL .....................     680     $147,996,557.50    100.00%
                                   ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                   ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2 - 4 Family Residence .......      40     $ 12,325,143.38      8.33%    308,128.58    7.019      357        713        72.08
Cooperative ..................       1          380,000.00      0.26     380,000.00    7.125      360        658        20.85
High-Rise Condominium ........       8        1,801,280.00      1.22     225,160.00    6.927      360        695        75.84
Low-Rise Condominium .........      73       13,628,237.64      9.21     186,688.19    7.004      360        717        77.90
Planned Unit Development .....     198       42,806,206.82     28.92     216,192.96    6.996      359        715        77.79
Single Family Residence ......     360       77,055,689.66     52.07     214,043.58    6.960      360        701        73.99
                                   ---     ---------------    ------
   TOTAL .....................     680     $147,996,557.50    100.00%
                                   ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                  ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property ..........      99     $ 18,297,479.87     12.36%    184,823.03    7.022      360        726        73.61
Primary Residence ............     549      123,499,319.42     83.45     224,953.22    6.970      359        704        75.20
Secondary Residence ..........      32        6,199,758.21      4.19     193,742.44    7.031      359        715        79.31
                                   ---     ---------------    ------
   TOTAL .....................     680     $147,996,557.50    100.00%
                                   ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                           PERCENT OF    AVERAGE    WEIGHTED  WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE    FICO       ORIGINAL
REMAINING TERM                  MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS     OUTSTANDING      GROUP 2       ($)         (%)      SCORE     RATIO (%)
--------------------            --------  ---------------  ----------  -----------  --------  --------  -------------
360 ..........................     539    $119,800,938.00     80.95%    222,265.19    6.975      707        74.62
359 ..........................      91      18,576,734.29     12.55     204,139.94    6.998      709        77.22
358 ..........................      17       3,375,397.14      2.28     198,552.77    7.026      726        79.03
357 ..........................      22       4,397,677.00      2.97     199,894.41    7.048      709        81.69
356 ..........................       5         676,439.03      0.46     135,287.81    7.159      713        80.48
355 ..........................       2         568,814.08      0.38     284,407.04    6.672      628        62.51
349 ..........................       1         127,557.96      0.09     127,557.96    7.000      748        80.00
240 ..........................       3         473,000.00      0.32     157,666.67    6.500      699        54.61
                                   ---    ---------------    ------
   TOTAL .....................     680    $147,996,557.50    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                    WEIGHTED   WEIGHTED
                                                           PERCENT OF    AVERAGE     AVERAGE   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    CURRENT  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS     OUTSTANDING      GROUP 2       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-----------------------------   --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
N/A ..........................     256    $ 50,650,069.14     34.22%    197,851.83    6.958      359        697        70.75
120 ..........................     418      95,904,088.36     64.80     229,435.62    6.996      360        713        77.90
180 ..........................       6       1,442,400.00      0.97     240,400.00    6.656      360        688        48.93
                                   ---    ---------------    ------
   TOTAL .....................     680    $147,996,557.50    100.00%
                                   ===    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                    WEIGHTED   WEIGHTED
                                                           PERCENT OF    AVERAGE     AVERAGE   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    CURRENT  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD        MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS     OUTSTANDING      GROUP 2       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
N/A ..........................     605    $135,249,509.97     91.39%    223,552.91    6.972      359        709        75.43
12 ...........................       1         127,557.96      0.09     127,557.96    7.000      349        748        80.00
36 ...........................       6         854,665.13      0.58     142,444.19    7.151      359        688        72.85
60 ...........................      68      11,764,824.44      7.95     173,012.12    7.047      360        693        72.40
                                   ---    ---------------    ------
   TOTAL .....................     680    $147,996,557.50    100.00%
                                   ===    ===============    ======

                                  LOAN GROUP 3

                                MORTGAGE RATES(1)

                                                                                    WEIGHTED
                                                          PERCENT OF    AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                             AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
                                 MORTGAGE     BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS     OUTSTANDING     GROUP 3       ($)       (MONTHS)    SCORE     RATIO (%)
------------------              ---------  -------------  ----------  -----------  ---------  --------  -------------
5.125 ........................       1     $  115,185.45     0.06%     115,185.45     355        760        65.25
5.500 ........................       1        274,774.79     0.13      274,774.79     232        747        65.12
5.875 ........................       1        215,112.63     0.11      215,112.63     356        702        90.00
6.000 ........................       1        139,459.43     0.07      139,459.43     357        702        80.00
6.125 ........................       1        155,848.38     0.08      155,848.38     359        741        53.79
6.250 ........................       1        399,848.89     0.20      399,848.89     357        741        71.56
6.375 ........................       1        388,431.89     0.19      388,431.89     356        710        73.58
6.500 ........................       1        161,109.26     0.08      161,109.26     354        671        90.00
6.625 ........................       2        428,688.25     0.21      214,344.13     358        657        75.59
6.635 ........................       1        218,400.00     0.11      218,400.00     360        695        92.54
6.680 ........................       1        165,000.00     0.08      165,000.00     360        683        89.19
6.690 ........................       1         58,400.00     0.03       58,400.00     360        696        88.48
6.705 ........................       1        112,200.00     0.06      112,200.00     360        660        89.05
6.750 ........................      35      7,899,883.47     3.87      225,710.96     355        704        71.19
6.755 ........................       5      1,443,925.00     0.71      288,785.00     360        711        93.84
6.780 ........................       1         32,400.00     0.02       32,400.00     360        729        90.00
6.790 ........................       1        198,900.00     0.10      198,900.00     360        725        90.00
6.795 ........................       5        787,841.01     0.39      157,568.20     360        706        92.33
6.800 ........................       1        146,500.00     0.07      146,500.00     360        694        86.18
6.805 ........................       1        232,000.00     0.11      232,000.00     360        648        89.23
6.830 ........................       1        138,896.84     0.07      138,896.84     359        755        84.24
6.835 ........................       1        174,250.00     0.09      174,250.00     360        646        85.00
6.840 ........................       1        144,000.00     0.07      144,000.00     360        683        83.72
6.845 ........................       1        168,300.00     0.08      168,300.00     360        686        90.00
6.870 ........................       1        125,289.12     0.06      125,289.12     357        778        95.00
6.875 ........................      44      9,301,659.82     4.56      211,401.36     356        701        75.63
6.880 ........................       3        745,750.00     0.37      248,583.33     360        708        95.00
6.885 ........................       1        110,675.00     0.05      110,675.00     360        737        95.00
6.905 ........................       1        135,000.00     0.07      135,000.00     359        683        90.00
6.910 ........................       1        267,000.00     0.13      267,000.00     360        647        86.13

                                                                                    WEIGHTED
                                                          PERCENT OF    AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                             AGGREGATE     MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                NUMBER OF    PRINCIPAL     LOANS IN     BALANCE     TERM TO     FICO       ORIGINAL
                                 MORTGAGE     BALANCE        LOAN     OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS     OUTSTANDING     GROUP 3       ($)       (MONTHS)    SCORE     RATIO (%)
------------------              ---------  -------------  ----------  -----------  ---------  --------  -------------
6.915 ........................       1        184,000.00      0.09     184,000.00     360        683        87.20
6.920 ........................       1        261,000.00      0.13     261,000.00     360        650        94.91
6.925 ........................       1        105,189.00      0.05     105,189.00     360        714        90.00
6.930 ........................       1        302,400.00      0.15     302,400.00     355        588        90.00
6.965 ........................       2        589,915.00      0.29     294,957.50     360        689        83.71
6.970 ........................       2        409,500.00      0.20     204,750.00     360        707        90.00
6.980 ........................       1        223,250.00      0.11     223,250.00     360        760        95.00
6.990 ........................       4        941,690.64      0.46     235,422.66     358        728        91.96
6.995 ........................       1        165,700.00      0.08     165,700.00     360        757        89.57
7.000 ........................      26      5,337,684.57      2.62     205,295.56     355        690        76.82
7.005 ........................       1        127,015.00      0.06     127,015.00     360        743        95.00
7.010 ........................       1        129,108.82      0.06     129,108.82     359        743        95.00
7.015 ........................       1        296,100.00      0.15     296,100.00     360        769        90.00
7.020 ........................       1        305,100.00      0.15     305,100.00     360        648        90.00
7.035 ........................       1        206,825.79      0.10     206,825.79     359        718        90.00
7.045 ........................       1         90,250.00      0.04      90,250.00     360        755        95.00
7.060 ........................       1        262,350.00      0.13     262,350.00     360        662        90.00
7.085 ........................       1        276,200.00      0.14     276,200.00     359        663        84.98
7.110 ........................       1        198,000.00      0.10     198,000.00     360        696        90.00
7.125 ........................     123     25,425,634.92     12.47     206,712.48     359        709        75.26
7.130 ........................       2        295,100.00      0.14     147,550.00     360        686        94.99
7.135 ........................       3        625,123.00      0.31     208,374.33     358        729        94.07
7.150 ........................       1         70,500.00      0.03      70,500.00     240        740        89.24
7.155 ........................       1        224,900.00      0.11     224,900.00     359        657        89.99
7.160 ........................       1        121,500.00      0.06     121,500.00     359        664        90.00
7.165 ........................       1        198,000.00      0.10     198,000.00     360        688        90.00
7.170 ........................       1         88,200.00      0.04      88,200.00     360        722        90.00
7.175 ........................       1        105,000.00      0.05     105,000.00     360        762        89.74
7.210 ........................       1        221,000.00      0.11     221,000.00     360        690        85.00
7.220 ........................       1        192,000.00      0.09     192,000.00     360        701        88.89
7.225 ........................       1        336,300.00      0.16     336,300.00     360        681        95.00
7.235 ........................       1        133,200.00      0.07     133,200.00     360        734        90.00
7.240 ........................       1        146,718.69      0.07     146,718.69     344        744        90.00
7.250 ........................     421     82,985,547.93     40.69     197,115.32     359        702        76.83
7.255 ........................       2        483,755.00      0.24     241,877.50     360        668        94.99
7.260 ........................       2        372,590.00      0.18     186,295.00     360        689        95.00

                                                                                     WEIGHTED
                                                           PERCENT OF    AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS     OUTSTANDING      GROUP 3       ($)       (MONTHS)    SCORE     RATIO (%)
------------------              --------  ---------------  ----------  -----------  ---------  --------  -------------
7.270 ........................        2        512,000.00      0.25     256,000.00     356        630        89.67
7.290 ........................        1         86,785.54      0.04      86,785.54     359        688        90.00
7.295 ........................        2        258,200.00      0.13     129,100.00     360        669        93.25
7.350 ........................        1        134,802.69      0.07     134,802.69     350        676        80.00
7.365 ........................        2        264,119.65      0.13     132,059.83     360        785        90.00
7.375 ........................      142     27,157,166.95     13.31     191,247.65     359        696        73.66
7.380 ........................        1        161,500.00      0.08     161,500.00     360        643        95.00
7.385 ........................        1        202,477.50      0.10     202,477.50     359        675        89.99
7.395 ........................        1        315,000.00      0.15     315,000.00     360        685        89.24
7.405 ........................        1        126,000.00      0.06     126,000.00     359        632        90.00
7.480 ........................        1        146,000.00      0.07     146,000.00     360        764        93.59
7.500 ........................       40      6,985,137.17      3.42     174,628.43     351        689        78.25
7.505 ........................        2        421,800.00      0.21     210,900.00     360        761        94.81
7.510 ........................        1        102,600.00      0.05     102,600.00     360        743        95.00
7.530 ........................        1         80,910.00      0.04      80,910.00     360        673        90.00
7.585 ........................        1        321,799.00      0.16     321,799.00     359        686        95.00
7.590 ........................        1        295,000.00      0.14     295,000.00     360        690        84.29
7.625 ........................       14      1,977,468.31      0.97     141,247.74     356        671        77.78
7.630 ........................        3        777,488.09      0.38     259,162.70     360        710        92.81
7.740 ........................        1        105,374.51      0.05     105,374.51     351        705        89.08
7.750 ........................       25      3,975,817.47      1.95     159,032.70     356        702        76.22
7.755 ........................        1        280,250.00      0.14     280,250.00     360        693        95.00
7.760 ........................        1        194,151.67      0.10     194,151.67     355        783        95.00
7.770 ........................        1        280,250.00      0.14     280,250.00     356        725        95.00
7.780 ........................        1        170,999.00      0.08     170,999.00     360        685        90.00
7.875 ........................       17      2,186,118.12      1.07     128,595.18     356        688        76.06
7.895 ........................        1        146,070.67      0.07     146,070.67     356        744        95.00
7.990 ........................        1        459,149.37      0.23     459,149.37     356        675        71.38
8.000 ........................       11      1,372,955.75      0.67     124,814.16     356        676        79.31
8.125 ........................       12      1,742,607.13      0.85     145,217.26     356        690        80.22
8.135 ........................        2        563,971.00      0.28     281,985.50     358        793        95.00
8.220 ........................        1        188,100.00      0.09     188,100.00     360        627        90.00
8.250 ........................       15      1,618,661.84      0.79     107,910.79     349        709        83.69
8.375 ........................        6        690,176.87      0.34     115,029.48     355        650        78.23
8.500 ........................        7      1,048,079.72      0.51     149,725.67     356        669        84.98
8.625 ........................        4        371,472.10      0.18      92,868.03     356        666        87.61

                                                                                     WEIGHTED
                                                           PERCENT OF    AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATES (%)                LOANS     OUTSTANDING      GROUP 3       ($)       (MONTHS)    SCORE     RATIO (%)
------------------              --------  ---------------  ----------  -----------  ---------  --------  -------------
8.750 ........................        7        679,022.94      0.33      97,003.28     356        667        82.58
8.875 ........................        1         63,891.54      0.03      63,891.54     357        747        80.00
9.500 ........................        1        151,773.91      0.07     151,773.91     357        733        80.00
10.000 .......................        1         23,978.67      0.01      23,978.67     358        712        80.00
                                  -----   ---------------    ------
   TOTAL .....................    1,066   $203,960,204.77    100.00%
                                  =====   ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 3 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 7.258% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 7.316% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
RANGE OF                           OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS     OUTSTANDING      GROUP 3       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 - 50,000 ...................       21   $    767,155.66      0.38%     36,531.22    7.570      344        695        65.76
50,000.01 - 100,000.00 .......      174     13,615,517.63      6.68      78,250.10    7.472      355        706        72.90
100,000.01 - 150,000.00 ......      234     29,287,739.95     14.36     125,161.28    7.420      357        701        77.31
150,000.01 - 200,000.00 ......      198     34,767,987.84     17.05     175,595.90    7.304      358        700        76.76
200,000.01 - 250,000.00 ......      177     39,539,633.46     19.39     223,387.76    7.262      359        702        77.73
250,000.01 - 300,000.00 ......      114     31,198,492.11     15.30     273,670.98    7.276      358        701        80.17
300,000.01 - 350,000.00 ......       60     19,456,467.17      9.54     324,274.45    7.315      359        699        80.01
350,000.01 - 400,000.00 ......       59     22,341,627.90     10.95     378,671.66    7.281      358        698        77.24
400,000.01 - 450,000.00 ......       21      8,753,616.68      4.29     416,838.89    7.203      360        695        74.58
450,000.01 - 500,000.00 ......        2        931,116.37      0.46     465,558.19    7.615      358        625        80.82
500,000.01 - 550,000.00 ......        2      1,012,000.00      0.50     506,000.00    7.250      359        698        80.00
550,000.01 - 600,000.00 ......        3      1,672,850.00      0.82     557,616.67    7.292      360        711        81.67
600,000.01 - 650,000.00 ......        1        616,000.00      0.30     616,000.00    7.375      360        702        70.00
                                  -----   ---------------    ------
   TOTAL .....................    1,066   $203,960,204.77    100.00%
                                  =====   ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $191,332.

                              FICO CREDIT SCORES(1)

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
619 and Below ................       10    $  1,922,155.72      0.94%    192,215.57    7.360      357        595        75.32
620-639 ......................       78      13,915,778.68      6.82     178,407.42    7.450      357        630        72.46
640-659 ......................      101      20,670,519.80     10.13     204,658.61    7.344      359        650        76.97
660-679 ......................      170      33,091,385.00     16.22     194,655.21    7.353      358        670        77.65
680-699 ......................      209      41,498,774.17     20.35     198,558.73    7.269      358        689        77.83
700-719 ......................      159      30,765,625.61     15.08     193,494.50    7.271      358        709        79.32
720 and Above ................      335      61,457,617.75     30.13     183,455.58    7.306      358        756        77.94
Not Scored ...................        4         638,348.04      0.31     159,587.01    7.614      359          0        74.86
                                  -----    ---------------    ------
   TOTAL .....................    1,066    $203,960,204.77    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 3 was approximately 700.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------                 ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
CLUES ........................        1    $    119,490.14      0.06%    119,490.14    6.875      355        588        55.81
Full/Alternative .............      186      34,492,740.90     16.91     185,444.84    7.195      357        690        79.53
No Income/No Assets ..........      182      32,216,508.66     15.80     177,013.78    7.478      358        705        76.12
Preferred ....................       71      14,278,417.99      7.00     201,104.48    7.164      355        747        79.75
Reduced ......................      606     118,638,087.69     58.17     195,772.42    7.315      359        697        77.31
Stated Income/Stated Assets ..       20       4,214,959.39      2.07     210,747.97    7.619      355        672        73.39
                                  -----    ---------------    ------
   TOTAL .....................    1,066    $203,960,204.77    100.00%
                                  =====    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
50.00 or Less ................       69    $  9,347,328.19      4.58%    135,468.52    7.213      348        692         36.93
50.01 to 55.00 ...............       25       4,774,768.47      2.34     190,990.74    7.172      357        720         52.47
55.01 to 60.00 ...............       30       5,301,361.29      2.60     176,712.04    7.261      355        682         58.36
60.01 to 65.00 ...............       27       5,907,759.26      2.90     218,805.90    7.242      360        692         63.34
65.01 to 70.00 ...............       61      12,609,773.27      6.18     206,717.59    7.211      355        694         68.93
70.01 to 75.00 ...............       97      20,399,327.85     10.00     210,302.35    7.254      359        694         73.79
75.01 to 80.00 ...............      505      96,672,821.84     47.40     191,431.33    7.279      359        703         79.77
80.01 to 85.00 ...............       24       4,423,966.47      2.17     184,331.94    7.404      359        688         84.32
85.01 to 90.00 ...............      145      26,905,879.92     13.19     185,557.79    7.400      358        691         89.71
90.01 to 95.00 ...............       82      17,527,424.74      8.59     213,749.08    7.646      359        719         94.73
95.00 to 100.00 ..............        1          89,793.47      0.04      89,793.47    8.625      358        715        100.00
                                  -----    ---------------    ------
   TOTAL .....................    1,066    $203,960,204.77    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 77.57%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 3 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING      GROUP 3       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-----                           --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Arizona ......................       97   $ 18,538,850.41      9.09%    191,122.17    7.380      359        706        79.79
California ...................       81     19,857,798.01      9.74     245,158.00    7.255      359        699        70.27
Florida ......................      152     29,865,573.00     14.64     196,484.03    7.336      358        705        77.50
Georgia ......................       32      5,289,115.45      2.59     165,284.86    7.373      359        691        83.20
Illinois .....................       68     16,214,490.67      7.95     238,448.39    7.299      360        694        77.81
Massachusetts ................       30      8,350,340.27      4.09     278,344.68    7.266      357        704        72.61
Michigan .....................       47      8,313,653.86      4.08     176,886.25    7.165      359        711        80.29
Nevada .......................       37      8,235,636.28      4.04     222,584.76    7.363      359        699        79.30
New Jersey ...................       26      7,029,213.29      3.45     270,354.36    7.305      358        691        76.96
New York .....................       35      8,693,788.52      4.26     248,393.96    7.408      354        688        73.60
Pennsylvania .................       44      5,357,751.95      2.63     121,767.09    7.512      358        705        80.94
Texas ........................       75      9,718,924.75      4.77     129,585.66    7.468      355        702        80.33
Virginia .....................       24      5,034,964.38      2.47     209,790.18    7.325      358        681        75.59
Washington ...................       18      4,172,253.00      2.05     231,791.83    7.196      360        708        77.28
Other (less than 2%) .........      300     49,287,850.93     24.17     164,292.84    7.272      358        700        79.24
                                  -----   ---------------    ------
   TOTAL .....................    1,066   $203,960,204.77    100.00%
                                  =====   ===============    ======

----------
(1) The Other row in the preceding table includes 34 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.597% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING      GROUP 3       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------                    --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (Cash-Out) .........      337   $ 63,779,985.28     31.27%    189,258.12    7.292      357        684        69.88
Purchase .....................      596    116,768,442.82     57.25     195,920.21    7.355      358        710        81.84
Refinance (Rate/Term) ........      133     23,411,776.67     11.48     176,028.40    7.184      358        695        77.23
                                  -----   ---------------    ------
   TOTAL .....................    1,066   $203,960,204.77    100.00%
                                  =====   ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      GROUP 3       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-------------                   --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2 - 4 Family Residence .......      113   $ 25,916,908.33     12.71%    229,353.17    7.424      358        703        74.22
High-Rise Condominium ........       17      3,442,401.00      1.69     202,494.18    7.272      360        733        79.99
Low-Rise Condominium .........      109     19,603,804.51      9.61     179,851.42    7.347      359        705        80.56
Planned Unit Development .....      243     50,602,917.86     24.81     208,242.46    7.325      358        701        80.40
Single Family Residence ......      584    104,394,173.07     51.18     178,757.15    7.280      358        697        76.39
                                  -----   ---------------    ------
   TOTAL .....................    1,066   $203,960,204.77    100.00%
                                  =====   ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        LOANS      BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING      GROUP 3       ($)         (%)     (MONTHS)    SCORE     RATIO (%)
--------------                  --------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property ..........      288   $ 44,421,504.73     21.78%    154,241.34    7.446      358        707        75.58
Primary Residence ............      725    149,166,929.74     73.14     205,747.49    7.287      358        698        78.09
Secondary Residence ..........       53     10,371,770.30      5.09     195,693.78    7.180      357        706        78.62
                                  -----   ---------------    ------
   TOTAL .....................    1,066   $203,960,204.77    100.00%
                                  =====   ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)


                                                            PERCENT OF    AVERAGE              WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM                   MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)    SCORE     RATIO (%)
--------------------            ---------  ---------------  ----------  -----------  --------  --------  -------------
360 ..........................      713    $143,360,818.00     70.29%    201,067.07    7.241      703        76.86
359 ..........................      105      22,001,386.77     10.79     209,537.02    7.331      693        78.93
358 ..........................       38       7,042,642.20      3.45     185,332.69    7.542      702        78.28
357 ..........................       61       9,436,883.61      4.63     154,703.01    7.590      706        80.24
356 ..........................       42       7,392,955.56      3.62     176,022.75    7.611      696        82.44
355 ..........................       30       4,838,500.33      2.37     161,283.34    7.717      679        82.79
354 ..........................       26       3,441,329.86      1.69     132,358.84    7.687      675        84.50
353 ..........................       14       1,367,170.54      0.67      97,655.04    7.720      671        79.92
352 ..........................        3         359,549.26      0.18     119,849.75    7.808      678        84.78
351 ..........................       10       1,286,637.23      0.63     128,663.72    7.556      691        80.48
350 ..........................        2         531,669.81      0.26     265,834.91    7.462      669        80.00
349 ..........................        1         269,872.01      0.13     269,872.01    7.875      667        57.26
345 ..........................        1         308,191.39      0.15     308,191.39    7.500      672        80.00
344 ..........................        2         214,728.85      0.11     107,364.43    8.158      709        78.91
343 ..........................        1          43,388.46      0.02      43,388.46    7.250      648        80.00
295 ..........................        1          62,598.82      0.03      62,598.82    6.875      649        90.00
272 ..........................        1         380,569.32      0.19     380,569.32    7.500      681        48.66
271 ..........................        1         132,761.50      0.07     132,761.50    8.250      670        80.00
240 ..........................       11         997,664.00      0.49      90,696.73    6.948      704        45.37
238 ..........................        1         104,607.78      0.05     104,607.78    7.250      638        51.22
232 ..........................        1         274,774.79      0.13     274,774.79    5.500      747        65.12
229 ..........................        1         111,504.68      0.05     111,504.68    7.125      704        66.25
                                  -----    ---------------    ------
   TOTAL .....................    1,066    $203,960,204.77    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 358 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
                                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------------------   ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
N/A ..........................      529    $ 87,787,028.84     43.04%    165,949.01    7.360      356        697        74.99
120 ..........................      517     111,762,877.04     54.80     216,175.78    7.296      360        702        79.93
180 ..........................       20       4,410,298.89      2.16     220,514.94    6.942      360        725        69.07
                                  -----    ---------------    ------
   TOTAL .....................    1,066    $203,960,204.77    100.00%
                                  =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                WEIGHTED
                                                            PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                              AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 3       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
N/A ..........................      830    $168,741,452.13     82.73%    203,302.95    7.247      358       702         77.31
4 ............................        7       1,028,484.54      0.50     146,926.36    7.972      355       680         81.19
6 ............................       17       2,131,493.99      1.05     125,382.00    7.831      356       713         77.69
12 ...........................       78      12,203,550.59      5.98     156,455.78    7.640      355       678         79.62
24 ...........................        3         723,985.73      0.35     241,328.58    7.754      357       675         74.33
36 ...........................       95      13,108,107.29      6.43     137,980.08    7.753      356       692         80.09
60 ...........................       36       6,023,130.50      2.95     167,309.18    7.302      360       703         75.09
                                  -----    ---------------    ------
   TOTAL .....................    1,066    $203,960,204.77    100.00%
                                  =====    ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-11CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 3-A-1, Class 1-X, Class 2-X, Class 3-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                   CLASSES/COMPONENTS OF CERTIFICATES
        -----------                   ----------------------------------
Group 1 Senior Certificates    Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                               1-A-4, Class 1-A-5, Class 1-A-6, Class 1-X and
                               Class A-R Certificates and Class PO-1 Component

Group 2 Senior Certificates    Class 2-A-1 and Class 2-X Certificates and Class
                               PO-2 Component

Group 3 Senior Certificates    Class 3-A-1 and Class 3-X Certificates and Class
                               PO-3 Component

Senior Certificate Group       Each of the Group 1 Senior Certificates, Group 2
                               Senior Certificates and Group 3 Senior
                               Certificates

Senior Certificates            Group 1 Senior Certificates, Group 2 Senior
                               Certificates and Group 3 Senior Certificates

Subordinated Certificates      Class M and Class B Certificates

Class X Certificates           Class 1-X, Class 2-X and Class 3-X Certificates

Class PO Certificates          Class PO-1, Class PO-2 and Class PO-3 Components

Class B Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and
                               Class B-5 Certificates

Notional Amount Certificates   Class X Certificates

Offered Certificates           Senior Certificates, Class M, Class B-1 and Class
                               B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                           TYPE
          -----                                           ----
OFFERED CERTIFICATES

Class 1-A-1 Certificates    Senior/Fixed Pass-Through Rate
Class 1-A-2 Certificates    Senior/Fixed Pass-Through Rate
Class 1-A-3 Certificates    Senior/Fixed Pass-Through Rate
Class 1-A-4 Certificates    Senior/Fixed Pass-Through Rate
Class 1-A-5 Certificates    Senior/Fixed Pass-Through Rate/NAS
Class 1-A-6 Certificates    Senior/Fixed Pass-Through Rate
Class 1-X Certificates      Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class 2-A-1 Certificates    Senior/Fixed Pass-Through Rate
Class 2-X Certificates      Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class 3-A-1 Certificates    Senior/Fixed Pass-Through Rate
Class 3-X Certificates      Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class PO Certificates       Senior/Principal Only/Component
Class A-R Certificates      Senior/Residual
Subordinated Certificates   Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the table under "-- Description of the Certificates" beginning on page 6 of this free writing prospectus.

     The senior certificates will have an initial aggregate class certificate balance of approximately $727,857,759, and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.05% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................          2.75%
Class B-1.........................          1.10%
Class B-2.........................          0.75%
Class B-3.........................          0.55%
Class B-4.........................          0.45%
Class B-5.........................          0.35%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses."

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                  INITIAL
                                 COMPONENT
DESIGNATION                       BALANCE
-----------                      ---------
Class PO-1 Component..........    $222,851
Class PO-2 Component..........    $ 13,823
Class PO-3 Component..........    $231,985

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component, the Class PO-2 Component or the Class PO-3 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

     The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due

Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 3-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-4 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-4 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The

Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                      AMOUNT                   GENERAL PURPOSE           SOURCE (2)             FREQUENCY
--------------------------  ----------------------------------------  ---------------  ----------------------------  ------------
FEES

Master Servicing Fee/       One-twelfth of the Stated Principal       Compensation     Amounts on deposit in the     Monthly
Master Servicer             Balance of each mortgage loan multiplied                   Certificate Account
                            by the master servicing fee rate (3)                       representing payments of
                                                                                       interest and application of
                                                                                       liquidation proceeds with
                                                                                       respect to that mortgage
                                                                                       loan

                            -    All late payment fees, assumption    Compensation     Payments made by obligors     Time to time
                                 fees and other similar charges                        with respect to the mortgage
                                                                                       loans

                            -    All investment income earned on      Compensation     Investment income related to  Monthly
                                 amounts on deposit in the                             the Certificate Account and
                                 Certificate Account and                               the Distribution Account
                                 Distribution Account.

                            -    Excess Proceeds (4)                  Compensation     Liquidation proceeds and      Time to time
                                                                                       Subsequent Recoveries

Trustee Fee (the "Trustee   One-twelfth of the Trustee Fee Rate       Compensation     Amounts on deposit in the     Monthly
Fee") / Trustee             multiplied by the aggregate Stated                         Certificate Account or the
                            Principal Balance of the outstanding                       Distribution Account
                            mortgage loans. (5)
EXPENSES

Insured expenses            Expenses incurred by the Master Servicer  Reimbursement    To the extent the expenses    Time to time
/ Master Servicer                                                     of Expenses      are covered by an insurance
                                                                                       policy with respect to the
                                                                                       mortgage loan

Servicing Advances          To the extent of funds available, the     Reimbursement    With respect to each          Time to time
/ Master Servicer           amount of any Servicing Advances.         of Expenses      mortgage loan, late
                                                                                       recoveries of the payments
                                                                                       of the costs and expenses,
                                                                                       liquidation proceeds,
                                                                                       Subsequent Recoveries,
                                                                                       purchase proceeds or
                                                                                       repurchase proceeds for that
                                                                                       mortgage loan (6)

Indemnification expenses /  Amounts for which the sellers, the        Indemnification  Amounts on deposit on the     Monthly
the sellers, the master     master servicer and depositor are                          Certificate Account
servicer and the depositor  entitled to indemnification (7)

---------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "The Agreements -- Certain Matters Regarding the Master Servicer, the Depositor."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     Class 1-X, Class 2-X and Class 3-X Certificates

     The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.518908% per annum.

     The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due
Date), over (b) 6.25%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.494135% per annum.

     The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.538804% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date,

     - 6.25% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date,

     - 6.50% multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 3 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 6.179580% per annum.

     The Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priorities of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.25%    Net mortgage rate divided by 6.25%
           3               Less than 6.50%    Net mortgage rate divided by 6.50%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE         NET MORTGAGE RATE
 LOANS IN LOAN GROUP          FOR MORTGAGE LOAN
---------------------   -----------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.25%
          3             Greater than or equal to 6.50%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ---------------------------
         1            (6.00% -- net mortgage rate)
                           divided by 6.00%
         2            (6.25% -- net mortgage rate)
                           divided by 6.25%
         3            (6.50% -- net mortgage rate)
                           divided by 6.50%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to

          Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

     (2)  concurrently:

          a. 76.2871262165% to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero, and

          b. 23.7128737835%, in the following order of priority:

               (i) to the Class 1-A-5 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) concurrently:

                    (A) 57.9329538267% to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero, and

                    (B) 42.0670461733%, sequentially, to the Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (iii) to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

               (iv) to the Class 1-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     (1) to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

     (1) to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used herein shall have the following meanings:

     "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Prepayment Shift Percentage and (C) Priority Percentage.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring in the first five years beginning on the first Distribution Date will equal 0%. The Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to the second Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;


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

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.


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

     Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component) that are not related to that loan group. They are described below:

     1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of those senior certificate groups. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates (other than the related Class PO Component and related notional amount certificates) in each senior certificate group exceeds the sum of the Non-PO Balances for the related Undercollateralized Groups. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups (other than the Undercollateralized Group) remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

     Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     2. Cross-Collateralization due to Rapid Prepayments

     On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, but after the first Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the senior certificates (other than the related Class PO Component) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates, other than the related Class PO Component, that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.


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

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of Subordinated Certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                 Beneficial Interest in     Initial Credit       Original Applicable
                                     Issuing Entity       Enhancement Level   Credit Support Percentage
                                 ----------------------   -----------------   -------------------------
Senior Certificates ..........           94.05%                 5.95%                    N/A
Class M ......................            2.75%                 3.20%                   5.95%
Class B-1 ....................            1.10%                 2.10%                   3.20%
Class B-2 ....................            0.75%                 1.35%                   2.10%
Class B-3 ....................            0.55%                 0.80%                   1.35%
Class B-4 ....................            0.45%                 0.35%                   0.80%
Class B-5 ....................            0.35%                 0.00%                   0.35%


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

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

          - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

          - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.


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

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.


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

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of all of the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.


                                       69